UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2023

SOTERA HEALTH COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9100 South Hills Blvd, Suite 300

Broadview Heights, Ohio 44147

(Address of Principal Executive Offices) (Zip Code)

(440) 262-1410

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 23, 2023, Sotera Health Company (the “Company”) and Sotera Health Holdings, LLC, as the Borrower (“SHH”) entered into the First Lien Credit Agreement dated as of February 23, 2023, by and among the Company, SHH, JPMorgan Chase Bank, N.A., as First Lien Administrative Agent (the “Administrative Agent”) and the lenders party thereto (the “Credit Agreement”). The Credit Agreement provides for, among other things, a new Term Loan B facility in an aggregate principal amount of $500,000,000 (the “Term Facility” and the loans thereunder, the “Term Loans”).

The Term Loans will bear a variable rate of interest, at the Company’s option, of a per annum rate equal to either (x) the Term Secured Overnight Financing Rate (SOFR) (which is subject to a minimum floor of 0.50%), plus an applicable margin of 3.75% or (y) the Base Rate (as defined in the Credit Agreement) plus an applicable margin of 2.75%. The Credit Agreement also includes a “soft call” premium of 1.00% for certain repricing transactions with respect to the Term Loans that occur within the six-month period after the effective date of the Credit Agreement.

The Term Loans amortize at a rate of 1% per annum and the Term Facility matures on December 13, 2026.

All of SHH’s obligations under the Credit Agreement are guaranteed by the Company and certain wholly owned material US subsidiaries of SHH (such entities, the “Guarantors”). All of SHH’s and the Guarantor’s obligations are secured on a first-priority basis, subject to certain customary exceptions and exclusions, on substantially all of the Company’s, SHH’s and the Guarantors’ assets. The Credit Agreement contains customary representations and warranties, events of default, affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, fundamental changes, dispositions and dividends and other distributions, which are substantially the same as those under the Company’s and SHH’s existing credit agreement.

As previously disclosed, the Company plans to use the proceeds of the Term Facility, along with cash on hand, to fund the proposed $408 million ethylene oxide litigation settlement in Cook County, IL (assuming the conditions thereto are satisfied), to pay down existing borrowings under the Company’s revolving credit facility, to further enhance liquidity and for other general corporate purposes.

The proposed $408 million ethylene oxide litigation settlement in Cook County, IL is subject to a number of conditions and limitations, as described in the Current Report on Form 8-K filed by the Company on January 9, 2023 with the Securities and Exchange Commission.

The foregoing description of certain provisions of the underlying Credit Agreement do not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K above is incorporated herein by reference to this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On February 23, 2023, the Company issued a press release (the “Press Release”) announcing entry into the Credit Agreement. A copy of the Press Release is filed as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated February 23, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company (Registrant)

Date: February 23, 2023	By:	/s/ Michael F. Biehl
Michael F. Biehl
Interim Chief Financial Officer